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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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Investor Presentation April 29, 2013 1 Superior Industries International, Inc.

Today’s Discussion • Our Business • Driving Shareholder Value • Solid Corporate Governance • The GAMCO Proxy Challenge • Conclusion 2

Overview of Superior ▪ Founded in 1957 by Louis L. Borick ▪ Publicly listed in 1969 – NYSE: SUP ▪ Longstanding leading manufacturer of cast aluminum wheels for light vehicles (autos, pickup trucks, vans, SUV’s, and crossover vehicles) in North America ▪ #1 supplier with approximately 26% market share ▪ 3 world class facilities in Mexico and new facility to be constructed; plus 2 strategically located facilities in Arkansas ▪ Approximately 4,000 employees ▪ Industry - leading design, engineering and manufacturing capabilities, with annual capacity of up to approximately 12.5 million wheels ▪ Mission critical supplier to leading automotive OEMs 3 Cast Aluminum Wheels (from 15” up to 22”) Painting & Polishing Machining Product Capabilities Key Customers The Business

Market Environment • China continues to be largest and fastest growing market • Historically excess wheel capacity • H ighly competitive, price driven • European demand continues to suffer from economic austerity and excess capacity • NA expects steady growth – CAGR 2.6% through 2017 based on pent - up replacement demand and modest economic growth • Largest OE vehicle manufacturers include GM, Ford, Chrysler, Toyota, Honda and Nissan • European and Korean brands much smaller but continue to grow • New vehicle assembly capacity continues to be moved onshore • Industry customer concentration provides significant leverage over supply base 4 Focus is the North American original equipment light vehicle market GM -- 3.2 Ford -- 2.8 Chrysler -- 2.4 Toyota -- 1.8 Honda -- 1.7 Nissan -- 1.3 Other (7) -- 3.9 2012 NA Vehicle Production (millions) Source – Ward’s Automotive Group 0 5 10 15 20 25 30 35 2011 2012 2013 NA China Europe ROW Japan Annual Market Size (millions vehicles) Source – IHS Automotive The Business

SUPERIOR
The Business

Competitive Landscape

Superior operates successfully in highly competitive, challenging environment

- **Competitive fragmentation is relatively high behind SUP, with eight wheel manufacturers located in North America**
  - SUP has estimated 43% of total NA capacity
  - Average capacity of onshore competition = 2.2M units/year compared with 12.5M for SUP
  - Capital intensive nature of operations makes industry roll-up somewhat challenging


2012 NA Wheel Production (millions)
Borbet – 1.5
Iochpe - 1.5
Prime USA - 1.0
Ronal – 2.5
Toyota Captives – 3.2
Superior -- 12.5
Enkei – 3.5
Hitachi – 3.5

Source – Company Estimates

- **Estimated 40% of NA market served by offshore capacity, primarily in China**
  - Dicastal, a state-owned enterprise, is world's largest wheel manufacturer
  - Prime is privately owned, with capacity in China and Mexico
  - Korean competition has been aggressively pursuing NA volume


2012 NA Wheel Sourcing (millions)
Other China -- 3.5
Korea – - 3.5
Superior -- 12.5
Prime (China) -- 6.0
Dicastal (China) -- 6.0
Other NA (7) -- 15.5

Source – Company Estimates

5

5 6 7 8 9 10 11 12 13 14 15 16 17 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Wheels in Millions Superior Shipments 2001 - 2012 Cyclical Challenges • Industry’s downturn reflected overall economy – volume decline was sharp, falling to 8.5M units from 2002 high of 16.4M units • GM and Chrysler restructured – many suppliers filed bankruptcy to reorganize or liquidate • SUP reacted quickly to retain value, and successfully weathered storm despite significant volume declines • Closed 2 wheel plants in 2008 - 09 • Reduced inventories dramatically • Minimized capital spending • Ended 2009 with $140M of cash and S - T investments • Remained debt free • Additional aggressive restructuring actions include closing of 3 additional plants and sale of joint venture equity investment 6 North American auto market experienced significant downturn in 2009 5 6 7 8 9 10 11 12 13 14 15 16 17 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Autos in Millions North American Light Vehicle Production 2001 - 2012 The Business

Competitive Entry From China • Chinese entry severely disrupted industry - wide pricing • Market entry entirely with imports – access to capital relatively unlimited • Price and profit erosion resulted in competitive fallout, compounded by 2009 recession • 7 competing factories exited market entirely since 2001 • 4 competitor bankruptcy filings • Despite fallout of smaller competitors, price levels remain in step - change decline • SUP able to further leverage success in spite of competitive headwinds - new Mexico facilities opened in 1999 and 2005 7 2004 market entry of Dicastal from China as SUP’s largest competitor is directly reflected in profit erosion 12.1 14.8 15.2 15.3 13.6 12.0 13.2 10.4 7.2 11.0 11.7 12.5 (Shipment Volume – Millions) $643 $783 $826 $872 $804 $790 $957 $755 $419 $720 $822 $822 $105 $143 $153 $115 $77 $22 $49 $31 $18 $90 $70 $60 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Revenue EBITDA The Business

Post - Recession • Product mix has become more challenging since 2009 recession • Pricing (excluding aluminum) has declined • Reflects impact of competitive bidding during downturn • Loss of “the last great program” during this competitive bidding era • Manufacturing complexity also has increased, impairing cost performance at older manufacturing facilities • Operating challenges resulted from volume recovery, coupled with smaller manufacturing footprint • Manufacturing facilities have been operating at full capacity since 2Q10 • Wear - and - tear has been especially hard on older U.S. facilities • Eroding equipment reliability resulted in higher maintenance cost and increased labor expense required to meet volume requirements • Lack of manufacturing capacity also has led to market share loss of ~300 basis points from 2010 - 12 8 Challenges reflected in 2010 - 12 EBITDA decline have clarified strategic direction The Business

Strategic Direction – Defend Position 9 Superior will continue to focus on North America, with differentiation based on capacity to serve, product capability and reliability New capacity in Mexico $123 - 135M investment 2.0 - 2.5M wheels/year Leverage proven success Reduce overall cost New products having: - Premium coatings - Advanced properties Improved process control Greater factory throughput Reinvest in aging capacity Capex of $35M - $45M /year Emphasis on U.S. facilities Defend Market Position The Business

Capital Appreciation 10 SUP stock has outperformed Dow Jones U.S. Index and Dow Jones U.S. Auto Parts index for last five years Driving Shareholder Value $0 $20 $40 $60 $80 $100 $120 $140 $160 12/07 12/08 12/09 12/10 12/11 12/12 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* Among Superior Industries International, Inc., the Dow Jones US Index, and the Dow Jones US Auto Parts Index Superior Industries International, Inc. Dow Jones US Dow Jones US Auto Parts *Assumes the value of the investment in Superior Industries International common stock and each index was $100 on December 31, 2007 and that all dividends were reinvested. Copyright© 2013 Dow Jones & Co. All rights reserved.

SUPERIOR

Driving Shareholder Value

Peer Group Valuation Analysis

Superior's valuation comparable to other automotive suppliers

Company Name	Share Price 04/17/13	% of 52 Week High	Equity Value ($mm)	Enterprise Value ($mm)	EV/ Sales (x) 2013	EV/ Sales (x) 2014	EV/ EBITDA (x) 2013	EV/ EBITDA (x) 2014	P/E (x) 2013	P/E (x) 2014
Johnson Controls Inc.	32.54	92.5	22,525	29,084	0.7	0.6	8.4	7.4	12.0	10.1
Magna International Inc.	56.42	94.7	13,338	12,277	0.4	0.4	4.8	4.3	10.2	8.8
BorgWarner Inc.	71.62	84.9	8,415	8,830	1.2	1.0	7.4	6.5	13.5	11.4
TRW Automotive Holdings Corp.	53.93	85.3	6,550	6,980	0.4	0.4	4.2	3.8	8.6	7.2
Lear Corp.	51.56	90.6	4,969	4,318	0.3	0.3	4.2	3.7	10.6	8.5
Dana Holding Corp.	15.80	86.6	3,366	3,256	0.5	0.4	4.1	3.7	8.4	7.6
Visteon Corp.	53.85	87.6	2,796	2,886	0.4	0.4	4.7	4.2	13.4	10.8
Tenneco Inc.	34.94	88.5	2,152	3,169	0.4	0.4	4.6	4.1	9.7	7.9
Linamar Corp.	22.61	86.2	1,477	2,117	0.6	0.6	4.8	4.3	9.1	7.7
American Axle & Manufacturing Holdings Inc.	12.07	86.7	917	2,324	0.7	0.6	5.4	4.5	7.2	4.7
Martinrea International Inc.	7.72	77.8	648	1,071	0.4	0.3	4.6	4.0	7.2	5.9
Federal-Mogul Corp.	5.16	32.4	510	3,019	0.4	0.4	6.5	5.4	nm	16.3
Tower International Inc.	12.82	88.5	260	721	0.3	0.3	3.5	3.2	10.0	7.1
Shiloh Industries Inc.	9.46	82.3	161	257	na	na	na	na	na	na
Mean		83.2			0.5	0.5	5.2	4.5	10.0	8.8
Median		86.7			0.4	0.4	4.7	4.2	9.9	7.9
Superior Industries International Inc.	17.16	82.8	471	264	0.3	0.4	4.5	4.1	21.4	19.1

11

Shareholder Value – Return of Capital 2012 Return of Capital to Shareholders 1 3.9% 1.2% 4.8% 2.6% 2.3% 2.2% 1.4% 5.0% 4.2% 3.6% 0.6% 0.5% 0.3% 1.9% 1.8% 0.7% 0.0% 0.0% 0.0% 0.0% 2.0% 4.0% 6.0% 8.0% SUP LEA SHLO TRW BWA DAN JCI MG TOWR VC LNR AXL TEN MRE FDML (% of Market Cap) Dividend Share Repurchases 5 Year Average Return of Capital to Shareholders 2 4.0% 0.9% 1.6% 1.8% 0.3% 2.7% 1.9% 1.0% 0.6% 0.0% 4.1% 2.8% 2.4% 0.9% 3.3% 2.8% 0.2% 1.6% 0.3% 0.5% 0.4% 0.3% 0.0% 2.0% 4.0% 6.0% SUP LEA LNR MG BWA DAN TRW SHLO JCI VC AXL TOWR FDML MRE TEN (% of Market Cap) Dividend Share Repurchases 3.5% 0.0% Average 5 Median 5 Dividend 1.0% 0.0% Repurchase 1.3% 0.6% Total 2.3% 0.6% Average 5 Median 5 Dividend 1.0% 0.8% Repurchase 1.5% 0.7% Total 2.5% 2.5% 12 Source – FactSet Notes: 1 Calculated as a percentage of market cap as of 12/31/2012 4 Excludes special dividend of $0.25 paid in December 2012 2 Calculated as a percentage of average market cap throughout each year 5 Averages and medians exclude Superior 3 Excludes special dividend of $0.64 paid in December 2012 3 4 3 4 With dividend yield already near top in peer group, recent $30M share repurchase program approved by board Driving Shareholder Value

13 Corporate Governance Principles • Annual director elections proactively placed on 2013 ballot • Director resignation policy proactively adopted • Lead director proactively created in 2007 • All Board committee memberships restricted to independent directors • Broad range of expertise provided by current board • Consider and evaluate all shareholder director nominees to seek best qualified directors • No poison pill • No executive employment contracts, except CEO • Transition to pay for performance • Only double - trigger change of control protection • No gross - up provisions Superior has solid corporate governance principles in place Solid Corporate Governance

14 Committed and Experienced Board • Superior has experienced and effective board members overseeing strategy and driving shareholder value • Board includes 9 members, 7 independent members • With shareholder approval for declassification, size will be reduced to 7 members, 5 independent members • Kerry Shiba’s recent appointment provides time to recruit qualified independent director and precludes GAMCO from nominating an unqualified director • Board has balance of valued experience and new perspective – 3 of 5 continuing independent directors joined board in past 6 years • 2007: Margaret S. Dano & Francisco S. Uranga • 2011: Timothy C. McQuay B oard is highly experienced; blends valued experience with fresh perspectives Solid Corporate Governance

15 Profiles of Continuing Board of Directors • Sheldon I. Ausman – Director since 1991 • Chair, Audit Committee; member Compensation and Benefits Committee; former Lead Director • Arthur Andersen – Former Managing Partner for Southwest US, Australia & New Zealand • Northern Trust Bank of California and Allen Telecom, Inc. – Former director • Expertise: Strategic transactions, accounting, financial reporting, audit of manufacturing companies • Steven J. Borick – Director since 1981 • Chairman, CEO and President • M.D.C. Holdings, Inc . (1987 - 2012 ) – Former director • Industry and company - specific expertise and experience • Philip W . Colburn – Director since 1990 • Member Audit and Nominating and Corporate Governance Committees • Allen Telecom, Inc. – Former CEO and Chairman • Former director on 9 public company boards • Expertise: Management , finance, foreign/ domestic automotive operations, strategic transactions including negotiations, investor relations Solid Corporate Governance

16 Profiles of Continuing Board of Directors • Margaret S. Dano – Director since 2007 • Lead Director; Chair Nominating and Corporate Governance Committee; member Audit Committee • Honeywell International, Inc. – Former VP of Worldwide Operations for Garrett Engine Boosting Systems division • Douglas Dynamics - Director • Fleetwood Enterprises and Anthony Industries International (K2) – Former director • Expertise: Strategic planning, product management, start - up and global operations, cost and quality improvements • Timothy C. McQuay – Director since 2011 • Chair, Compensation and Benefits Committees; member Audit Committee • Noble Financial Capital Markets – Managing Director, Investment Banking • BSD Medical, Inc. and Meade Instruments Corp . – Chairman of Board • Expertise: Corporate finance, corporate strategy, risk management • Francisco S. Uranga – Director since 2007 • Member Nominating and Corporate Governance and Compensation and Benefits Committees • Foxconn Electronics, Inc. – Corporate VP and Chief Business Operations Officer for Latin America • Corporacion Inmobiliaria Vesta – Director • Expertise: International relations, operations and regulatory compliance, Mexico - specific government and business experience Solid Corporate Governance

17 Background and History with GAMCO • Presented annually for 30+ years at Gabelli Automotive Aftermarket Symposium • SUP participants included Founding Chairman and current Chairman • Only exception in 2012 due to timing conflict with earnings release • GAMCO (including affiliates) has been SUP shareholder on behalf of its clients since 2005 • Share accumulation has been steady throughout ownership history • Reached 1 million share ownership in 4Q09 • More than doubled investment to over 10% (2.8 million shares) since Founding Chairman passed away in late 2011 GAMCO Proxy Challenge In Company’s view, relationship with Gamco generally has been positive until recent proxy issues

18 Background and History with GAMCO (continued) • 11/30/12: GAMCO advised of intention to nominate one or more individuals for election as director at Superior’s 2013 Annual Meeting • 1/16/13: GAMCO nominated Walter Schenker for election as director • 1/31/13: Nominating and Corporate Governance Committee of board and CEO interviewed Mr. Schenker and concluded he lacked relevant experience and expertise • 3/11/13: Mr. Schenker was informed that he would not be recommended for nomination for election as director; also informed that Superior intended to declassify and reduce board size from 9 to 7 members • 3/22/13: Board re - nominated Sheldon Ausman, a highly experienced incumbent GAMCO Proxy Challenge

19 Background and History with GAMCO (continued) • 4/17/13: GAMCO filed definitive proxy statement seeking to elect Mr . Schenker to the board – also recommended advisory vote against Company’s executive compensation • To date, Mr. Gabelli and GAMCO refuse to engage constructively with Company and its Board • Neither have articulated specific concerns with Superior’s strategies, operations, management • Neither have offered an alternative strategic plan to increase shareholder value, and speak only in generalities of “fresh perspective” and “enhancing shareholder value” • Neither will collaborate to identify an experienced nominee who could bring expertise and value to Board • No basis has been given for recommending against “say on pay” GAMCO Proxy Challenge

20 Conclusion • Superior continues to be leader in its competitive space • C ompany will leverage its success and #1 position in North American market by investing significant capital to construct new manufacturing facility • Acceptable return to shareholders and investor satisfaction evidenced by : • Cumulative 5 - year stock price performance • Valuation relative to automotive supplier peers • Return of capital to shareholders • GAMCO’s proxy challenge does not articulate any specific concerns or propose a new strategy for Superior • GAMCO’s director nominee lacks special qualifications or expertise that make him more suited to serve than Superior’s candidate Shareholders are urged to vote for the Company’s proposals as listed on the WHITE proxy card

21 Forward Looking Statements This presentation contains statements that are forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include, but are not limited to, the company’s plans to construct a new manufacturing facility in Mexico, the location, cost, or capacity of the new manufacturing facility, stock price performance, the size of the share repurchase program, return of capital performance relative to industry peers, market share and EBITDA performance are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward - looking statements due to numerous factors and risks discussed from time - to - time in the company’s Securities and Exchange Commission filings and reports, including the company’s annual report on Form 10 - K for 2012. These factors and risks relate to items including, but not limited to, general automotive industry and market conditions and growth rates, as well as general domestic and international economic conditions. Such forward - looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward - looking statements to reflect events or circumstances after the date of this presentation.

22 Important Information This presentation may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2013 Annual Meeting of Shareholders. Superior , its directors, nominee for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting. In connection with its solicitation of proxies for the 2013 Annual Meeting of Shareholders, Superior has filed with the SEC and mailed to shareholders a definitive proxy statement dated April 12, 2013, together with a WHITE proxy card . Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation . SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT SUPERIOR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Shareholders may obtain an additional copy of Superior's definitive proxy statement and any other documents filed by Superior with the Commission for free at the Internet website maintained by the Commission at www.sec.gov or the Company's website at www.supind.com . If shareholders have any questions or need any assistance voting your shares, please contact Ms. Cathy Buccieri at Superior by telephone at (818) 902 - 2701 or by email at proxy2013@supind.com .